Exhibit 99.2

O-I Fourth Quarter and Full Year 2013 Earnings Presentation January 29, 2014

Safe Harbor Comments Regulation G The information presented above regarding adjusted net earnings relates to net earnings attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments. Further, the information presented above regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This document contains "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian Real and Australian Dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to the economic and social conditions in Australia, Europe and South America, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) cost and availability of raw materials, labor, energy and transportation, (6) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (7) consolidation among competitors and customers, (8) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (9) unanticipated expenditures with respect to environmental, safety and health laws, (10) the Company’s ability to further develop its sales, marketing and product development capabilities, and (11) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, events related to asbestos-related claims, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10 Q. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this document. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. 1

2013 Summary 2 4Q13 Adjusted EPS of $0.51 28% increase over prior year Shipments up 2% Full Year 2013 Free Cash Flow generation of $339M, up 17% Adjusted EPS of $2.72, up 3% Sales volume on par with prior year Progress on structural cost savings and European asset optimization Significant currency headwinds in SA and AP Disciplined capital allocation includes nearly $300M of debt repayment and $33M of share repurchases

3 Performance by Region in 2013 Record margins of 15% Volume flat, despite beer decline Progress on cost savings Sluggish macroeconomic conditions Volume down <1%, wine gains offset beer weakness Progress on asset optimization Europe North America Flat volumes as uncertainty dampens demand Beer down mid single digits Brazil volume +5% Key headwinds Andean countries disruption Currency Margin expansion of >250bps Driven by restructuring Retrenchment in China Robust growth in Southeast Asia Ongoing volume weakness in mature markets Asia Pacific South America

4Q13 Sales and Segment Profit Bridge 4 Note: reportable segment sales exclude the Company’s global equipment business. Price up 1% Shipments up 2% All regions up, except EU (flat) Fx headwind, mainly Brazilian Real and Australian Dollar Segment Sales ($ Millions) 4Q12 $1,741 Price/mix 16 Sales volume 31 Currency (35) Total Reconciling 12 4Q13 $1,753 Segment Operating Profit ($ Millions) 4Q12 $164 Price/mix 16 Sales volume 8 Operating costs 13 Currency (6) Total Reconciling 31 4Q13 $195 Segment operating profit up 19% Operating costs: Modest inflation $32M Structural cost savings Higher production volumes in EU and NA

4Q13 Adjusted EPS Bridge 5 Adjusted Earnings Per Share 4Q12 $0.40 Segment operating profit 0.17 Retained corp costs (0.01) Net interest expense 0.04 Non-controlling interests (0.01) Effective tax rate (0.08) Total Reconciling 0.11 4Q13 $0.51 Segment operating profit drives earnings higher Corporate costs essentially flat, despite higher pension costs Deleveraging efforts yielding results Tax change driven by low comparable in prior year

2013 Full Year Financial Review 6 Share Buybacks Debt Repayment EPS exclusive of items management considers not representative of ongoing operations. A description of all items that management considers not representative of ongoing operations, including discontinued operations, and a reconciliation of the GAAP to non-GAAP earnings and earnings per share can be found in the appendix to this presentation. Free cash flow is defined as cash provided by continuing operating activities less additions to property, plant and equipment. Leverage ratio is defined as total debt, less cash, divided by adjusted EBITDA. See appendix for adjusted EBITDA reconciliations.

2014 Outlook for Adjusted Earnings 7 Year over Year Impact Comments Europe Sales volume flat Savings from asset optimization program ~$25M North America Volume and margins flat South America Low single digit volume growth Less downtime from 2013 one-off events Asia Pacific Volume down high single digits, primarily due to China Restructuring savings Segment Operating Profit YoY improvement Corporate and Other Costs Corporate ~$100M, due to lower pension expense Net interest expense down ~$5M Annual effective tax rate 23% to 25% Adjusted Earnings $2.80 to $3.20 per share

2014 Outlook for Free Cash Flow 8 Year over Year Impact Comments Adjusted earnings YoY improvement Working Capital ~$0M, working capital balances flat with PY Pension contributions ~$50M, only to non-US plans Asbestos payments Continuing trend of $5 - $10M reduction per year Restructuring payments ~$70M, primarily EU and AP Cash provided by continuing operating activities Positive to prior year Capital expenditures Modestly higher, driven by EU asset optimization Free Cash Flow ~$350M

1Q14 Business Outlook 9 1Q14 vs. 1Q13 Comments Operational Europe Sales volume flat Asset optimization yields continuing benefits North America Volume flat South America Volume down mid-single digits vs. strong PY quarter Headwinds: Currency and furnace repairs Asia Pacific Volume declines Structural cost savings Headwinds: Fx and energy inflation Non-Operational Corporate and Other Costs Corporate costs: ~$25M, driven by pension Marginally lower net interest expense Net Income Adjusted Earnings Flat with prior year

2014 Management Priorities Execute European asset optimization program Capture emerging market growth, aided by product innovation Focus R&D investments on manufacturing efficiencies Strategic Deliver approximately $350M of free cash flow Maintain capital allocation, 90/10 debt to share repurchases Strengthen financial flexibility Financial Exercise disciplined price – volume management Manage volatility of the business Reduce structural costs Operational 10

Q&A 11

Appendix 12

4Q13 Financial Review 13 1 Reportable segment sales exclude the Company’s global equipment business. Shipments up 2% EU flat NA up 4% SA up 5% AP up 1% 4Q13 Reportable Segments Sales (1) Operating Profit Adjusted Net Income ($ Millions) ($ Millions) (Non-GAAP EPS) 4Q12 $1,741 $164 $0.40 Price/Mix 16 16 0.09 Cost Inflation (32) (0.18) Spread (16) (0.09) Sales volume 31 8 0.04 Manufacturing and delivery 25 0.14 Operating and other costs 20 0.11 Currency translation (35) (6) (0.03) Operational 12 31 0.17 Retained corporate costs (0.01) Net interest expense 0.04 Noncontrolling interests (0.01) Effective tax rate (0.08) Non-operational (0.06) Total EPS reconciling items 0.11 4Q13 $1,753 $195 $0.51

Full Year 2013 Financial Review 14 1 Reportable segment sales exclude the Company’s global equipment business. (0.06) Reportable Segments Sales (1) Operating Profit Adjusted Net Income ($ Millions) ($ Millions) (Non-GAAP EPS) FY12 $6,963 $935 $2.64 Price/Mix 118 118 0.55 Cost Inflation (134) (0.63) Spread (16) (0.08) Sales volume (48) (3) (0.01) Manufacturing and delivery 0 - Operating and other costs 44 0.21 Currency translation (92) (13) (0.06) Operational (22) 12 0.06 Retained corporate costs (0.05) Net interest expense 0.09 Noncontrolling interests (0.02) Effective tax rate - Non-operational 0.02 Total EPS reconciling items 0.08 FY13 $6,941 $947 $2.72

Reconciliation of GAAP to Non-GAAP Items

$ Millions, except per-share amts	Three months ended December 31				Twelve months ended December 31			
	2013		2012		2013		2012	
	Earnings	EPS	Earnings	EPS	Earnings	EPS	Earnings	EPS
Earnings from continuing operations attributable to the Company	$ (144)	$(0.88)	$ (162)	$(0.99)	$ 202	$ 1.22	$ 186	$ 1.12
Items that management considers not representative of ongoing operations consistent with Segment Operating Profit								
• Charges for asbestos related costs	145	0.87	155	0.94	145	0.87	155	0.94
• Restructuring, asset impairment and related charges	84	0.51	121	0.73	92	0.56	144	0.87
• Gain on China land compensation	-	-	(33)	(0.20)	-	-	(33)	(0.20)
• Net benefit related to changes in unrecognized tax position	-	-	(14)	(0.09)	-	-	(14)	(0.09)
• Charges for note repurchase premiums and write-off of finance fees	-	-	-	-	11	0.07	-	-
• Reconciling item for dilution effect[(1)]	-	0.01	-	0.01	-	-	-	-
Adjusted net earnings	$ 85	$ 0.51	$ 67	$ 0.40	$ 450	$ 2.72	$ 438	$ 2.64
Diluted shares outstanding (millions)	166.1		165.2		165.8		165.8	

(1) This reconciling item is related to the difference between the calculation of earnings per share for reported earnings and adjusted earnings. For reported earnings, for the three months ending December 31, 2013 and December 31, 2012, diluted earnings per share of common stock were equal to basic earnings per share due to the loss from continuing operations recorded in each period. Diluted shares outstanding were used to calculate adjusted earnings per share for the three months and full years ending December 31, 2013 and December 31, 2012.

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Segment Operating Margin 16 (1) Segment operating profit margin is segment operating profit divided by segment net sales $ Millions (except profit margin) Net Sales: 2013 2012 2013 2012 Europe 658 $ 629 $ 2,787 $ 2,717 $ North America 477 455 2,002 1,966 South America 366 370 1,186 1,252 Asia Pacific 252 287 966 1,028 Segment Operating Profit: Europe 38 $ 18 $ 305 307 North America 53 39 307 288 South America 72 73 204 227 Asia Pacific 32 34 131 113 Segment Operating Profit Margin (1) Europe 5.8% 2.9% 10.9% 11.3% North America 11.1% 8.6% 15.3% 14.6% South America 19.7% 19.7% 17.2% 18.1% Asia Pacific 12.7% 11.8% 13.6% 11.0% Three months ended December 31 Twelve months ended December 31

 Free Cash Flow 17 $ Millions 2013 2012 2013 2012 Net earnings (loss) (150) $ (141) $ 197 $ 218 $ Plus: (Gain) Loss from discontinued ops 3 (2) 18 2 Earnings from continuing operations (147) (143) 215 220 Non-cash charges: Depreciation and amortization 108 109 429 445 Asbestos-related costs 145 155 145 155 Restructuring, asset impairment and related charges 109 135 119 168 Pension expense 24 23 101 92 Gain on China land compensation - (61) - (61) All other non-cash charges (27) (20) 49 3 Payments and other reconciling items: Asbestos-related payments (50) (79) (158) (165) Cash paid for restructuring activities (24) (19) (78) (66) Pension contributions (73) (143) (96) (219) Change in components of working capital 433 406 124 81 Change in non-current assets and liabilities (47) (14) (150) (73) Cash provided by continuing operating activities 451 349 700 580 Additions to PP&E (122) (112) (361) (290) Free Cash Flow 329 $ 237 $ 339 $ 290 $ Three months ended December 31 Twelve months ended December 31

 Leverage Ratio Reconciliations of Adjusted EBITDA and Net Debt 18 $ Millions 2013 2012 2011 Earnings (loss) from continuing operations 215 $ 220 $ (491) $ Interest expense 239 248 314 Provision for income taxes 120 108 85 Depreciation 350 378 405 Amortization of intangibles 47 34 17 EBITDA 971 988 330 Adjustments to EBITDA: Asia Pacific goodwill adjustment - - 641 Charges for asbestos-related costs 145 155 165 Restructuring and asset impairment 119 168 112 Gain on China land compensation - (61) - Adjusted EBITDA 1,235 $ 1,250 $ 1,248 $ Total debt 3,567 3,773 4,033 Less cash 383 431 400 Net debt 3,184 3,342 3,633 Net debt divided by adjusted EBITDA 2.6 2.7 2.9 Tweleve months ended December 31